EXHIBIT 10.14

                            EIGHTH AMENDMENT
        TO THE AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE


         THIS EIGHTH AMENDMENT TO THE AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE ("Amendment") is made and entered into this 24th day of March, 1998 by and among CAROLINA INVESTMENT PARTNERS, LIMITED PARTNERSHIP, a North Carolina limited partnership ("CIP"), ADA CORPORATION OF NORTH CAROLINA, a North Carolina corporation ("ADA") (CIP and ADA collectively "Seller") and WELLINGTON CENTER ASSOCIATES, LLC, a North Carolina limited liability company ("Purchaser"). These parties shall sometimes be referred to herein individually as a "Party" or collectively as the "Parties."

                                                                WITNESSETH:

         THAT WHEREAS, Seller and Churchill & Banks, Ltd., a Rhode Island corporation (predecessor-in-interest to Purchaser) entered into that certain Agreement for the Purchase and Sale of Real Estate dated April 20, 1995, which agreement has been amended by seven (7) separate amendments, the most recent being a letter agreement dated December 12, 1997 (together with amendments, the "Agreement"), the terms of which are fully incorporated herein by reference, for the purchase of approximately 17.1745 acres of real property located in Cary, Wake County, North Carolina, as the same is more particularly described in the Agreement (the "Property") and

         WHEREAS, the Agreement contemplated that Purchaser would have purchased the entire Property by this date, however, Purchaser has not yet done so and a portion of the Property (herein called the "Remaining Property") remains not yet purchased by Purchaser;

         WHEREAS, the Parties have agreed to further modify the Agreement as provided herein.

         NOW THEREFORE, for the mutual promises and covenants herein, and other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree as follows:

         1. Outside Closing Date: The Parties agree that Purchaser shall purchase all of the Remaining Property at one closing to occur not later than April 10, 1998 at 5:00pm. Time is of the essence. Purchaser may not purchase only a portion of the Remaining Property, but rather must purchase all of the Remaining Property at that closing. In the event that the closing does not occur by the above stated date, the Agreement shall expire and be of no further force or effect. It is understood that no further writing or notice shall be required to effect the expiration and termination of this Agreement after April 10, 1998, but rather such expiration and termination shall be self-operative after the April 10, 1998 date. Seller agrees that the termination notice sent by Seller on March 6, 1998 is revoked.

         2. Extension Fee: In paragraph 1(d) of a sixth amendment to the Agreement, dated September 12, 1997, the Parties agreed to a late closing fee of ten percent (10%) of the purchase price. The Parties now agree that such fee for the Remaining Property is hereby amended to be fifteen percent (15%) of the purchase price for the Remaining Property, which fee shall be paid by Purchaser to Seller at the closing. Purchaser shall further be obligated for all other fees, penalties, indemnity obligations, and closing costs previously agreed to in the Agreement, including all attorney's fees associated with the making of this Amendment and the final closing.

         3. Full Force and Effect: Except as otherwise modified herein, the Agreement remains unchanged and in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument under seal the day and year first above written.


           PURCHASER:

           WELLINGTON CENTER ASSOCIATES, LLC (SEAL)

           By:      /s/ Richard P. Baccari (SEAL)
                                    Manager


           SELLER:

           CAROLINA INVESTMENT PARTNERS, LIMITED PARTNERSHIP (SEAL)

           By: Walsmith Associates Two, a North Carolina general partnership, general partner (SEAL)

                    By:      /s/ Alton L. Smith, III (SEAL)
                                            General Partner


                   ADA CORPORATION OF NORTH CAROLINA

                   By:      /s/ Alton L. Smith, III
                                    Vice President

Attest:

/s/ Pamela G. Gay
Secretary

[CORPORATE SEAL]
RALLIB01:465264.01